Exhibit 24



                                POWER OF ATTORNEY




KNOW ALL MEN BY THESE PRESENTS:



         WHEREAS, the position the undersigned holds with TeleTech Holdings, Inc., a Delaware corporation (the "Company"), subjects her to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act");

         NOW, THEREFORE, the undersigned constitutes and appoints Christy T. O'Connor as attorney for me and in my name, place and stead, and in my capacity with the Company to execute and file such forms, including Form 3, Form 4, or Form 5, and any amendments thereto, with the Securities and Exchange Commission as are required pursuant to Section 16(a) of the Act when I am unable to execute such forms myself.

         IN WITNESS WHEREOF, the undersigned has set his hand this 22nd day of February, 2006.


                                                     /s/ Brian Delaney
                                                     ----------------------
                                                     Brian Delaney